UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2019

REZOLUTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 El Camino Road Suite 150-403 Redwood City, California		94063

(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 222-2128

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SERIES AA PREFERRED STOCK FINANCING

On January 7, 2019, Rezolute, Inc. (the “Company”, “we” or “our”) entered into a Purchase Agreement for Shares of Series AA Preferred Stock (the “Purchase Agreement”) with Handok, Inc. and Genexine, Inc. (each a “Purchaser” and collectively, the “Purchasers”) whereby subject to certain closing conditions, the Purchasers agreed to purchase shares of newly designated Series AA Preferred Stock (the “Offered Shares”) for aggregate gross proceeds to the Company of $25,000,000 (inclusive of the $1,500,000 exclusivity payment received by the Company from the Purchasers) (the “Series AA Financing”).  Each Purchaser received a credit of $750,000 to be applied towards the aggregate purchase price representing each Purchaser’s share of the exclusivity payment.  The Offered Shares will automatically convert upon an increase in our authorized common stock following a stockholder meeting to amend our Certificate of Incorporation.  The Offered Shares have an effective conversion price of $0.22 per share of common stock.  The material terms of the Purchase Agreement are as follows.

Conditions to Closing

Conditions to Obligations of Purchasers

The Purchasers obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the following conditions:

i.	The representations and warranties of the Company contained in the Purchase Agreement were true as of the closing of the Series AA Financing.

ii.
The Purchasers shall have received the written resignations effective as of the closing of the Series AA Financing of Hoyoung Huh, David Welch, Tae Hoon Kim and Samir Patel from the Company’s board of directors.

iii.	The Company shall have filed a Certificate of Designations with the Secretary of State of the State of Delaware designating the rights and preferences of the Offered Shares.

Conditions to Obligations of the Company

The Company’s obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the following conditions:

i.	The representations and warranties of each Purchaser contained in the Purchase Agreement were true as of the closing of the Series AA Financing.

ii.	The Company shall have received the purchase price.

iii.	The Company shall have received a waiver from XOMA (US) LLC to the terms of the License Agreement dated, December 6, 2018.

Registration Rights

We agreed to use our commercially reasonable efforts to, (i) prepare and file with the SEC within sixty (60) calendar days after the closing of the Series AA Financing a registration statement under the U.S. Securities Act of 1933, as amended (the “Registration Statement”), to permit the resale of shares of common stock issuable upon the conversion of the Offered Shares purchased in the Series AA Financing.  We also agreed to use our commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) calendar days following the closing of the Series AA Financing.

Call Option

We granted each Purchaser a call option whereby the earlier of, (i) December 31, 2020 and (ii) the date when the we ask the Purchasers for further financing, each Purchaser may elect to purchase up to $10,000,000 worth of shares of our common stock at a purchase price equal to the greater of, (i) $0.29 per share or (ii) 75% of the volume weighted average closing price of the our common stock during the thirty (30) consecutive trading days prior to the date of the notice.

Board Nomination Right

We granted the Purchasers a board nomination right whereby so long as the Purchasers and their affiliates collectively hold at least 40% of the aggregate Offered Shares, they shall have the right to nominate three (3) members of the board of directors of the Company.

The foregoing summary of the principal terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which will be attached to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 to be filed with the SEC.

RULE 135C NOTICE

The Company is providing this Current Report on Form 8-K in accordance with Rule 135c under the Securities Act of 1933, as amended ("Rule 135c"), and the notice contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities. Any securities that may be offered pursuant to any agreement related to the Series AA Financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

Date: January 11, 2019	By:	/s/ Keith Vendola
Name: Keith Vendola Title: Chief Financial Officer